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                       ELECTION FORM FOR USE BY SHAREHOLDERS OF
                            KITTITAS VALLEY BANCORP, INC.

Ladies and Gentlemen:

     Pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement") between InterWest Bancorp, Inc. ("InterWest") and Kittitas Valley Bancorp, Inc. ("KVB"), the undersigned shareholder(s) of KVB elects the following alternative as to the consideration that the undersigned elects to receive in conversion of his or her shares of KVB Common Stock upon consummation of the merger. This election is subject to the cash and stock components each being exactly 50% of the aggregate consideration paid by InterWest to KVB shareholders, as described in the Prospectus/Proxy Statement provided to the undersigned (the "Proxy Statement").

                 CHECK THE APPROPRIATE BOX TO INDICATE YOUR ELECTION

/ /  (i)    CASH ELECTION - All shares of KVB Common Stock to be converted to an amount equal to $72.00 per share for each share of KVB Common Stock.

                                          OR

/ /  (ii)   STOCK ELECTION - All shares of KVB Common Stock to be converted into shares of InterWest Common Stock at the exchange ratio of 1.714 shares of InterWest Common Stock for each share of KVB Common Stock, plus cash for fraction of shares.

                                          OR

/ /  (iii)  CASH AND STOCK ELECTION - a combination of cash and stock as follows:
            _________ shares of KVB stock for cash; and
            _________ shares of KVB stock for InterWest Common Stock, plus cash for fraction of shares.

     PLEASE NOTE THAT THE TOTAL NUMBER OF SHARES SPECIFIED ABOVE CANNOT EXCEED THE TOTAL NUMBER OF SHARES OF KVB COMMON STOCK YOU OWN OF RECORD. THE NUMBER OF SHARES YOU OWN OF RECORD IS INDICATED ON THE LOWER RIGHT HAND CORNER OF THE LABEL.

     The undersigned acknowledges that the DEADLINE FOR FILING THIS ELECTION FORM with KVB is BY 7:00 P.M., PACIFIC STANDARD TIME, ON AUGUST __, 1998, the day of the Special Meeting of Shareholders in which shareholders will consider and vote upon the Merger Agreement. KVB will promptly forward the Election Form to ChaseMellon (the "Exchange Agent"). ANY SHAREHOLDER WHO FAILS TO DELIVER THE ELECTION FORM TO KVB BY THE DEADLINE WILL BE DEEMED TO HOLD "NON-ELECTION SHARES" AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. The undersigned further acknowledges that the election to receive the indicated category of consideration is subject to the limitation on the issuance of not more than 50% of the aggregate consideration paid in shares of InterWest Common Stock. See the section of the Proxy Statement entitled "THE MERGER - KVB Shareholder Election Procedures" and "--Allocation Procedures" for a description of the situations in which the Exchange Agent may be required to pay to shareholders consideration other than from the elected category of consideration and the priorities governing such adjustments.

     Prior to 7:00 p.m., Pacific Standard Time, on August __, 1998, the undersigned may, at any time or from time to time, change his or her election by filing a new Election Form with KVB.

     Shareholders who have questions regarding the election process, and/or the tax consequences associated with such election process, should consult, at their own expense, their own tax, legal and investment advisors.



Date:                          , 1998
     --------------------------         -----------------------------------
                                        Signature of Shareholder


                                        -----------------------------------
                                        Signature of Shareholder
                                        (To be signed by the holder(s) of record exactly as the name(s) of such holder(s) appears on the stock certificate. When signing as an attorney, executor, administrator, trustee or guardian, please give full title. All joint owners must sign.)

THIS ELECTION FORM IS NOT A FORM OF PROXY. THE FORM OF PROXY IS SEPARATELY PROVIDED. PLEASE RETURN BOTH THIS ELECTION FORM AND THE FORM OF PROXY TO KVB, USING THE ENCLOSED, PRE-PAID, PRE-ADDRESSED ENVELOPE.

              DO NOT FORWARD YOUR KVB STOCK CERTIFICATE(S) AT THIS TIME.